Exhibit 99(a)

news release

---------------AT THE COMPANY---------------
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502

FOR IMMEDIATE RELEASE
WEDNESDAY, APRIL 18, 2012

UFPI reports Q1 sales up 18 percent; earnings improve $7.8 million over 2011
—Cost-cutting moves, increased demand, favorable weather contribute to quarter gains—
—Company more optimistic about building season—

GRAND RAPIDS, Mich., April 18, 2012 – Universal Forest Products, Inc. (Nasdaq: UFPI) today announced first-quarter 2012 net sales of $457.1 million, up 18 percent over net sales in the same period of 2011. The Company reported net earnings of $4.2 million, or $0.21 per diluted share for the first quarter of 2012, compared with a loss of $3.7 million, or a loss of $0.19 per diluted share, for the first quarter of 2011. Net sales increased in each of the Company’s five markets, with double-digit increases in four.

“The Company benefited from the improved execution of our growth strategies and continued emphasis on managing costs though production efficiencies and optimization of certain administrative functions. Of course, we were aided by exceptionally good weather and improved demand in our markets,” said CEO Matthew J. Missad, adding that the Company is optimistic that the stronger demand will continue to drive sales in the second quarter.

“The Company was able to maintain costs as sales grew, creating significant operating leverage that drove profitability,” Missad added. “We are focused on growing our business and increasing market share through opportunistic sales efforts as well as synergistic acquisitions.”

—more—

Universal Forest Products, Inc.

“I’m proud of the way our people are focusing on improving profitability. We’re diversifying, we’re expanding into new areas and with new products, and we’re coming to work every day determined to be better than we were the day before,” Missad said.

The lumber market was comparable to the same period last year and didn’t have a significant impact on sales. By market, Universal posted the following gross sales results for the first quarter of 2012:

Retail building materials: $196.9 million, an increase of 12.3 percent over the same period of 2011. Universal continues to focus on growing its independent retail customer base, on providing a broader mix of products to big box and independent retailers alike, and on entering into profitable business opportunities.

Industrial packaging/components: $132.3 million, up 20.9 percent over the first quarter of 2011.  Universal saw this double-digit sales increase at a time when total industrial production in the United States was up 4.1 percent February 2012 over February 2011 and up 3.8 percent January 2012 over January 2011, the most recent statistics available. Universal continues to focus on adding customers and products in this fragmented market, on expanding its reach into non-wood packaging materials and on providing complete packaging solutions.

Manufactured housing: $63.0 million, an increase of 34.0 percent over the same period of 2011. Demand for temporary housing related to shale oil and gas development in some areas of the United States and Canada contributed to an increase in sales to this market. Industry shipments of HUD-code homes in January and February 2012 were up 42.1 and 43.5 percent, respectively, compared to the same months of 2011. Additionally, approximately one-third of the Company’s sales to this market are for modular homes, for which shipments were up 8 percent year-over-year in the fourth quarter of 2011 over 2010, the most recent statistics available.

Residential construction: $51.9 million, up 8.6 percent over the same period of 2011. Total housing starts December 2011 to February 2012 were up 25.5 percent over the same period a year earlier, which included increases in single-family and multifamily starts of 19.7 and 41.2 percent, respectively. Universal continues to focus on profitable business opportunities in this market, where excess capacity continues to have an impact on sales and margins. Our decline in market share was anticipated and was a result of selective practices and taking business that meets profitability objectives.

Commercial construction and concrete forming: $20.2 million, an increase of 37.9 percent over the same period of 2011. In this highly fragmented market, Universal manufactures and supplies forms and other materials for concrete construction projects. The Company continues to expand its sales reach and market penetration and to leverage its design and manufacturing capabilities and its nationwide presence to offer designed components to customers, large and small.

—more—

Universal Forest Products, Inc.

CONFERENCE CALL
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thurs., April 19, 2012. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (877) 299-4454 and internationally at (617) 597-5447. Use conference pass code 12037812. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through May 18, 2012, domestically at (888) 286-8010 and internationally at (617) 801-6888. Use replay pass code 29968020.

UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company that provides capital, management and administrative resources to subsidiaries that design, manufacture and market wood and wood-alternative products for DIY/retail home centers and other retailers, structural lumber products for the manufactured housing industry, engineered wood components for residential and commercial construction, specialty wood packaging and components for various industries, and forming products for concrete construction. The Company's consumer products subsidiary offers a large portfolio of outdoor living products, including wood composite decking, decorative balusters, post caps and plastic lattice. Its lawn and garden group offers an array of products, such as trellises and arches, to retailers nationwide. Universal’s subsidiaries also provide framing services for the site-built construction market. Founded in 1955, Universal Forest Products is headquartered in Grand Rapids, Mich., with operations throughout North America. For more about Universal Forest Products, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

# # #

Universal Forest Products, Inc.

CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED
MARCH 2012/2011

	Quarter Period				Year to Date
(In thousands, except per share data)	2012		2011		2012		2011

NET SALES	$457,111	100%	$387,233	100%	$457,111	100%	$387,233	100%

COST OF GOODS SOLD	403,445	88.3	345,819	89.3	403,445	88.3	345,819	89.3

GROSS PROFIT	53,666	11.7	41,414	10.7	53,666	11.7	41,414	10.7

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	45,778	10.0	46,488	12.0	45,778	10.0	46,488	12.0
NET LOSS ON DISPOSITION OF ASSETS,EARLY RETIREMENT, AND OTHER IMPAIRMENT AND EXIT CHARGES	95	-	7	-	95	-	7	-

EARNINGS (LOSS) FROM OPERATIONS	7,793	1.7	(5,081)	(1.3)	7,793	1.7	(5,081)	(1.3)

OTHER EXPENSE (REVENUE)	708	0.2	618	0.2	708	0.2	618	0.2

EARNINGS (LOSS) BEFORE INCOME TAXES	7,085	1.5	(5,699)	(1.5)	7,085	1.5	(5,699)	(1.5)

INCOME TAXES (BENEFIT)	2,699	0.6	(2,287)	(0.6)	2,699	0.6	(2,287)	(0.6)

NET EARNINGS (LOSS)	4,386	1.0	(3,412)	(0.9)	4,386	1.0	(3,412)	(0.9)

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(231)	(0.1)	(258)	(0.1)	(231)	(0.1)	(258)	(0.1)

NET EARNINGS (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$4,155	0.9	$(3,670)	(0.9)	$4,155	0.9	$(3,670)	(0.9)

EARNINGS (LOSS) PER SHARE - BASIC	$0.21		$(0.19)		$0.21		$(0.19)

EARNINGS (LOSS) PER SHARE - DILUTED	$0.21		$(0.19)		$0.21		$(0.19)

WEIGHTED AVERAGE SHARES OUTSTANDING FOR BASIC EARNINGS (LOSS)	19,569		19,306		19,569		19,306

WEIGHTED AVERAGE SHARES OUTSTANDING FOR DILUTED EARNINGS (LOSS)	19,700		19,306		19,700		19,306

COMPREHENSIVE INCOME (LOSS)	5,444		(2,702)		5,444		(2,702)

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(655)		(429)		(655)		(429)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$4,789		$(3,131)		$4,789		$(3,131)

SUPPLEMENTAL SALES DATA

	Quarter Period				Year to Date
Market Classification	2012	%	2011	%	2012	%	2011	%
Retail Building Materials	$196,871	43%	$175,265	44%	$196,871	43%	$175,265	44%
Residential Construction	51,926	11%	47,831	12%	51,926	11%	47,831	12%
Commercial Construction and Concrete Forming	20,206	4%	14,652	4%	20,206	4%	14,652	4%
Industrial	132,307	28%	109,427	28%	132,307	28%	109,427	28%
Manufactured Housing	63,039	14%	47,046	12%	63,039	14%	47,046	12%
Total Gross Sales	464,349	100%	394,221	100%	464,349	100%	394,221	100%
Sales Allowances	(7,238)		(6,988)		(7,238)		(6,988)
Total Net Sales	$457,111		$387,233		$457,111		$387,233

Universal Forest Products, Inc.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
MARCH 2012/2011

(In thousands)
ASSETS	2012	2011	LIABILITIES AND EQUITY	2012	2011

CURRENT ASSETS			CURRENT LIABILITIES
Accounts receivable	$192,427	$176,970	Cash overdraft	$4,282	$41
Inventories	218,553	243,639	Accounts payable	75,347	66,571
Assets held for sale	-	7,528	Accrued liabilities	47,741	49,427
Other current assets	23,752	27,905	Current portion of long-term debt and capital leases	42,774	74,647

TOTAL CURRENT ASSETS	434,732	456,042	TOTAL CURRENT LIABILITIES	170,144	190,686

OTHER ASSETS	15,712	11,698
INTANGIBLE ASSETS, NET	167,242	171,534	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	43,668	52,474
PROPERTY, PLANT AND EQUIPMENT, NET	221,704	216,802	OTHER LIABILITIES	35,112	33,018
			EQUITY	590,466	579,898

TOTAL ASSETS	$839,390	$856,076	TOTAL LIABILITIES AND EQUITY	$839,390	$856,076

Universal Forest Products, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED
MARCH 2012/2011

(In thousands)	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss) attributable to controlling interest	$4,155	$(3,670)
Adjustments to reconcile net earnings attributable to controlling interest to net cash from operating activities:
Depreciation	7,178	6,902
Amortization of intangibles	745	1,441
Expense associated with share-based compensation arrangements	504	875
Excess tax benefits from share-based compensation arrangements	(12)	(121)
Deferred income tax (credit)	(50)	(69)
Net earnings attributable to noncontrolling interest	231	258
Equity in earnings of investee	(62)	(17)
Net gain on sale or impairment of assets	(25)	(142)
Changes in:
Accounts receivable	(64,829)	(55,869)
Inventories	(23,392)	(53,007)
Accounts payable	25,585	7,035
Accrued liabilities and other	5,327	(13,095)
NET CASH FROM OPERATING ACTIVITIES	(44,645)	(109,479)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant, and equipment	(7,860)	(6,309)
Proceeds from sale of property, plant and equipment	2,035	177
Purchase of patents	(21)	-
Collections of notes receivable	647	243
Other, net	(302)	25
NET CASH FROM INVESTING ACTIVITIES	(5,501)	(5,864)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under revolving credit facilities	33,968	71,817
Debt issuance costs	(81)	-
Proceeds from issuance of common stock	1,036	456
Purchase of additional noncontrolling interest	-	(100)
Distributions to noncontrolling interest	(379)	(395)
Capital contribution from noncontrolling interest	-	40
Excess tax benefits from share-based compensation arrangements	12	121
Other, net	3	-
NET CASH FROM FINANCING ACTIVITIES	34,559	71,939

NET CHANGE IN CASH AND CASH EQUIVALENTS	(15,587)	(43,404)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	11,305	43,363

CASH AND CASH EQUIVALENTS, END OF PERIOD	$(4,282)	$(41)

SUPPLEMENTAL INFORMATION:
Cash paid during the period for:
Interest	261	250
Income taxes	3,400	1,690